                                                                    EXHIBIT 10.1
                                                                    ------------





                             ARCO CHEMICAL COMPANY

                         1998 LONG-TERM INCENTIVE PLAN

To record the adoption of the ARCO Chemical Company 1998 Long-Term Incentive Plan, effective as of February 19, 1998, the undersigned, being duly authorized to act on behalf of ARCO Chemical Company has executed this plan document at Newtown Square, Pennsylvania on the 10th day of April, 1998.


ATTEST:                                     ARCO CHEMICAL COMPANY


BY: /s/ Valerie Harrison Perry              BY: /s/ Francis W. Welsh
    --------------------------------           ------------------------------
                                               Francis W. Welsh
                                               Vice President - Human Resources

                             ARCO CHEMICAL COMPANY

                         1998 LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS

ARTICLE I                    GENERAL PROVISIONS...........................................................    2
Section 1.                   Purpose of the Plan..........................................................    2
Section 2.                   Overview of the Plan.........................................................    2
Section 3.                   Definitions..................................................................    3
Section 4.                   Administration of the Plan...................................................    5

ARTICLE II                   STOCK OPTIONS................................................................    7
Section 1.                   Grant of Stock Options.......................................................    7
Section 2.                   Terms and Conditions of Stock Options........................................    7

ARTICLE III                  RESTRICTED STOCK.............................................................   10
Section 1.                   Grant of Contingent Restricted Stock.........................................   10
Section 2.                   Conversion of Contingent Restricted Stock into Performance-Based
                               Restricted Stock...........................................................   10
Section 3.                   The End of the Performance Period............................................   12
Section 4.                   The Performance Supplement...................................................   12
Section 5.                   Termination of Employment Prior to Completion of Performance Period..........   14
Section 6.                   Vesting of Performance-Based Restricted Stock................................   16
Section 7.                   Change of Control............................................................   17

ARTICLE IV                   MISCELLANEOUS PROVISIONS.....................................................   19
Section 1.                   Option and Restricted Stock Limits...........................................   19
Section 2.                   Adjustment in Terms of Award.................................................   19
Section 3.                   Governmental Regulations.....................................................   20
Section 4.                   No Guaranty of Employment....................................................   20
Section 5.                   Relation to Benefit Plans....................................................   21
Section 6.                   Assignment or Transfer.......................................................   21
Section 7.                   Rights as Stockholder........................................................   21
Section 8.                   Withholding Taxes............................................................   22
Section 9.                   Amendment and Discontinuance of the Plan.....................................   22
Section 10.                  Effective Date...............................................................   23
Section 11.                  Term of Plan.................................................................   23
Section 12.                  Miscellaneous................................................................   23

                                    ARTICLE I

                               GENERAL PROVISIONS


 SECTION 1.    PURPOSE OF THE PLAN

               The purpose of the Plan is to provide a select group of Company executives and other key employees with specific incentives to work for long-range value creation for the Company's stockholders and to enable the Company to attract, retain, and motivate employees of superior capability.

 SECTION 2.    OVERVIEW OF THE PLAN

               The Plan encourages the creation of stockholder value over the long-term by measuring Return on Capital Managed (RCM) and Total Stockholder Return (TSR), and compensating executives and other key employees for differential performance. The Plan has two components:

               The Performance Share Plan (PSP) measures the Company's RCM generation and consists of a series of cumulative RCM goals for each Performance Period. Under the PSP, the recipients of awards of Contingent Restricted Stock become entitled to shares of Performance-Based Restricted Stock upon the achievement of RCM performance objectives during the Performance Period. Once all successive RCM objectives are achieved (or at the end of a period specified by the Subcommittee, if earlier), the prevailing Performance Period ends and a new period begins.

               The Stock Option Plan (SOP) provides for grants of non-qualified stock options of the Company at the Fair Market Value of a share of Common Stock of the Company on the date of grant.

               Typically, approximately one-half of each participant's Long-Term Incentive Target Value will be delivered by the PSP, and one-half will be delivered by the SOP.

SECTION 3.     DEFINITIONS

          As used herein, the following terms shall have the following meanings:

a. "Affiliate" means any entity directly or indirectly controlled by, controlling or under common control with the Company.

b. "Board" and "Board of Directors" mean the Board of Directors of the Company.

c. "Change of Control" means a change of control as defined in the Change of Control Plan.

d. "Change of Control Plan" means the ARCO Chemical Company Change of Control Plan as adopted by the Compensation Committee of the Board of Directors on February 19, 1998 and as amended from time to time.

e.        "Code" means the Internal Revenue Code of 1986, as amended.

f. "Common Stock" means the common stock of the Company, having par value of $1.00 per share.

g.        "Company" means ARCO Chemical Company.

h. "Comparison Group" means the S&P Chemicals group, as defined or redefined by Standard & Poors, or such other comparison group of peer companies as the Subcommittee may designate for a Performance Period.

i. "Contingent Restricted Stock" means a contingent grant of shares, under the terms and conditions set forth in Article III, Section 1, that has no indicia of ownership of Common Stock, that is granted in connection with a Performance Period and that may be converted to an award of Performance-Based Restricted Stock, following the achievement of Performance Objectives under the terms and conditions set forth in Article III, Section 2.

j. "Eligible Employee" means a member of a select group of executives or other key employees of the Company who, in the sole discretion of the Subcommittee, are in a position to contribute significantly to long-term stockholder value creation.

k. "Employment" means continuous service with the Company from the most recent date of hire.

l.        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

m. "Fair Market Value" or "FMV" of a share of Common Stock means the mean of the highest and lowest sale prices, or the closing sale price, of a share of Common Stock, whichever is higher, on the date in question as reported on the composite tape for issues listed on the New York Stock Exchange. If no transaction was reported on the composite tape for the Common Stock on such date, the FMV shall be computed using the prices reported on the nearest trading day preceding the date in question. If the Common Stock should not then be listed or admitted to trading on such Exchange, FMV shall be the mean of the closing bid and asked prices on the date in question as furnished by any member firm of the New York Stock Exchange selected from time to time by the Subcommittee for that purpose.

n. "Long-Term Incentive Target Value" and "LTI Target Value" mean the dollar value of all restricted stock and stock options to be granted to an Eligible Employee.

o. "Performance-Based Restricted Stock" means shares of Common Stock that have been converted from Contingent Restricted Stock and that remain subject to restriction on transfer and assignment and to other conditions during the applicable Restriction Period.

p. "Performance Objective" means a specified level of Company performance, measured by cumulative RCM achievement.

q. "Performance Period" means the period of time established by the Subcommittee at the time of a grant of Contingent Restricted Stock over which the Company's RCM performance will be measured and Performance-Based Restricted Stock may be earned.

r. "Performance Ranking" means the ranking of the Company in Total Stockholder Return as measured among the Comparison Group over the applicable Performance Period.

s. "Performance Supplement" means the share multiplier that may be applied to the shares of Performance-Based Restricted Stock at the end of a Performance Period.

t. "Plan" means the ARCO Chemical Company 1998 Long-Term Incentive Plan, including any amendments hereof and rules and regulations hereunder.

u. "Restricted Stock Target Value" means the target dollar value of Contingent Restricted Stock to be awarded to an Eligible Employee.

v. "Restriction Period" means the period of time specified by the Subcommittee during which the restriction and forfeiture conditions of Performance-Based Restricted Stock apply.

w. "Retirement Plan" means a retirement plan of the Company that provides a retirement allowance to an Eligible Employee, other than a Section 401(k) plan or other savings plan, as determined by the Subcommittee.

x. "Return on Capital Managed" and "RCM" mean the financial measure equal to the difference between net operating profit after tax (NOPAT) and a capital charge, where the capital charge equals average capital multiplied by the Company's weighted average cost of capital rate, as determined by the Subcommittee.

y. "Stock Option Target Value" means the target dollar value of Stock Options to be awarded to an Eligible Employee.

z. "Stock Options" means options to purchase Common Stock under the terms and conditions set forth in Article II of the Plan.

aa.       "Subcommittee" means the Long-Term Incentive Plan Administration
     Subcommittee of the Compensation Committee of the Board of Directors.

bb.       "Total Stockholder Return" and "TSR" mean the sum of the dividends and appreciation or depreciation of the price of a share of Common Stock over an applicable Performance Period.

SECTION 4.    ADMINISTRATION OF THE PLAN

a. The Plan shall be administered by the Subcommittee. The Subcommittee shall have full power and authority to interpret the Plan, to adopt such rules and regulations as it may from time to time deem necessary for the effective operation of the Plan, to make factual determinations, to correct any defects in the Plan, to reconcile any inconsistencies, to supply any omissions and generally to act upon all matters relating to awards under the Plan. Without limiting the foregoing, the Subcommittee may
     (i) establish such vesting and other conditions with respect to awards under the Plan as it deems appropriate, (ii) accelerate the vesting and exercisability of any or all outstanding Stock Options and Performance-Based Restricted Stock at any time for any reason, (iii) provide that Stock Options may be transferable to family members, trusts of which family members are the only beneficiaries or partnerships or other entities of which family members are the only owners, on such terms as the Subcommittee deems appropriate, (iv) establish such terms for awards as may be appropriate to comply with applicable foreign laws, and (v) take any other actions consistent with the terms of the Plan. Any determination, interpretation, construction, or other action made or taken pursuant to the provisions of the Plan by or on behalf of the Subcommittee shall be final, binding, and conclusive for all purposes and upon all persons including, without limitation, the Company, the Company's stockholders and Eligible Employees, and their respective successors in interest.

b. It is intended that the Subcommittee consist of "outside directors" as defined under Section 162(m) of the Code, and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Exchange Act.

c. All grants under the Plan shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Subcommittee deems appropriate and as are specified in writing by the Subcommittee to the individual in a grant instrument or an amendment to the grant instrument. The Subcommittee shall approve the form and provisions of each grant instrument.

                                  ARTICLE II

                                 STOCK OPTIONS


 SECTION 1.    GRANT OF STOCK OPTIONS

               The Subcommittee may make grants of Non-Qualified Stock Options to Eligible Employees in such amounts, at such times and upon such terms as the Subcommittee deems appropriate.

 SECTION 2.    TERMS AND CONDITIONS OF STOCK OPTIONS

               All Stock Options granted under the Plan shall be subject to the following terms and conditions:

a. Option Price. The option price per share with respect to each Stock Option shall be fixed by the Subcommittee, but shall not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted.

b. Period of Option. A Stock Option shall expire and all rights thereunder shall end at the expiration of such period (not exceeding ten years) after the date the Stock Option is granted as shall be fixed by the Subcommittee at the time it grants the Stock Option.

c. Exercise of Option. The Subcommittee may establish such vesting dates and other conditions on the exercise of Stock Options as the Subcommittee deems appropriate. Stock Options may be exercised during the term of the Options at any time after the vesting dates specified by the Subcommittee, subject to the provisions of Subsection 2(d) of this Article II and Section 7 of Article III.

d.   Termination of Employment.

     i. If a participant's Employment terminates for any of the following reasons, but not for cause, the participant's Stock Options that are not vested shall continue to vest according to the applicable vesting schedule as if the participant's Employment with the Company had continued, and the participant (or his or her estate or distributee, in the event of death) may retain his or her outstanding Stock Options for the balance of the Option term:

        1. Death,

        2. Total and permanent disability,

        3. Termination of Employment with a right to an immediate retirement allowance under a Retirement Plan of the Company,

        4. Termination of employment as a result of a Change of Control, as described in Subsection (v) below, or

        5. Any other termination of Employment in connection with which the Subcommittee, in its sole discretion, determines that the participant's Stock Options shall not be canceled.

    ii. If a participant's Employment terminates for one of the following reasons, but not for cause (and under circumstances not covered by Subsection (i) above), the participant may retain his or her vested Stock Options for the balance of the Option term, and the participant's non-vested Stock Options shall be canceled, unless the Subcommittee determines otherwise:

        1. Resignation with the approval of the Company, or

        2. Reduction in force.

   iii. If a participant's Employment terminates for cause or for any other reason not described in Subsection (i) or (ii) above, all of the participant's vested and non-vested Stock Options shall be canceled, unless the Subcommittee determines otherwise.

   iv. If a participant transfers employment to an Affiliate, the participant's Stock Options shall not be canceled, and the participant's Stock Options shall continue to vest during the participant's employment with the Company and its Affiliates. If the participant's employment with the Company and its Affiliates subsequently terminates under circumstances that would require cancellation of the Stock Options pursuant to Subsection (ii) or (iii) above, the applicable Stock Options shall be canceled.

    v. For purposes of the Plan, a "termination of Employment as a result of a Change of Control" shall be considered to occur if a participant's employment terminates under circumstances that entitle the participant to receive plan benefits under the Change of Control Plan.

e. Payment for Shares. Every share purchased through the exercise of a Stock Option shall be paid for in full, in cash, within ten business days following the time of exercise, or, if the Subcommittee so permits, in shares of Common Stock valued at their Fair Market Value on the date on which such Stock Option is exercised, or in a combination of cash and such shares. The participant may exercise a Stock Option through a broker.

                                  ARTICLE III

                                RESTRICTED STOCK



SECTION 1.    GRANT OF CONTINGENT RESTRICTED STOCK

a. At the commencement of each Performance Period, the Subcommittee may grant Contingent Restricted Stock to Eligible Employees in an amount approximately equal to the Eligible Employee's Restricted Stock Target Value as established by the Subcommittee. The Subcommittee may also make such other grants of Contingent Restricted Stock to Eligible Employees as it deems appropriate.

b. Contingent Restricted Stock is only the potential right of an Eligible Employee to receive Performance-Based Restricted Stock. Contingent Restricted Stock is not vested and cannot vest. It can be converted, if earned, into Performance-Based Restricted Stock in accordance with Section 2 of this Article. Contingent Restricted Stock is non-transferable and may not be pledged or otherwise encumbered.

SECTION 2. CONVERSION OF CONTINGENT RESTRICTED STOCK INTO PERFORMANCE-BASED RESTRICTED STOCK

a. At the commencement of each Performance Period, the Subcommittee will establish, in its sole discretion, the term of the Performance Period, the RCM Performance Objectives for the Performance Period, the methodology to be used to compute RCM, and the other terms of the Contingent Restricted Stock grants and Performance-Based Restricted Stock grants. The Subcommittee will establish the methodology to be used to compute RCM, based on the methodology used by the Company to compute RCM for other corporate purposes. The Subcommittee may establish a basic Performance Period (for example, four years) and an extended period (for example, six years), in which case the Performance Objectives may be attained at any time during the extended period. However, the Performance Supplement, if any, as described in Section 4 of this Article will only be payable if the Performance Objectives are attained during the basic Performance Period.

b. The Subcommittee will establish the Performance Objectives and the terms of the Contingent Restricted Stock grants and Performance-Based Restricted Stock grants in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of
     (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under Section 162(m) of the Code. It is intended that the Performance Objectives and terms of the Contingent Restricted Stock and Performance-Based Restricted Stock shall satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code for employees covered by Section 162(m), including the requirement that the achievement of the Performance Objectives be substantially uncertain at the time the Performance Objectives are established and the Performance Objectives be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Objectives have been met. Except for the Performance Supplement (which shall be calculated based on the formula in Section 4 of this Article III), the Subcommittee shall not have discretion to increase the amount of compensation that is payable upon achievement of the Performance Objectives.

c. RCM performance will be measured quarterly or on another schedule established by the Subcommittee to determine whether the Performance Objectives have been achieved. If specified Performance Objectives are achieved, the appropriate portion of Contingent Restricted Stock will be converted to Performance-Based Restricted Stock effective as of the date on which the Subcommittee determines that the Performance Objectives have been achieved.

d. The Subcommittee will review the RCM performance of the Company according to its pre-established schedule and will certify in writing that the Performance Objectives have been met and that conversion is authorized before Contingent Restricted Stock is converted into Performance-Based Restricted Stock.

e. The Subcommittee shall have the right, in its discretion, to modify, amend, or otherwise adjust the Performance Objectives or terminate a Performance Period, subject to compliance with the requirements of
     Section 162(m) with respect to awards covered by that Section, if it determines an adjustment or termination would be consistent with the objectives of the Plan, taking into account the interests of the participants and the stockholders of the Company. The Subcommittee may consider, without limitation, accounting changes which substantially affect the determination of the Performance Objectives, changes in applicable laws or regulations which affect the Performance Objectives, corporate reorganizations, including spin-offs or other distributions of assets or stock, or other material events which the Subcommittee determines require an adjustment to the Performance Objectives or termination of a Performance Period.

f. Notwithstanding the foregoing, the Subcommittee may make Contingent Restricted Stock and Performance-Based Restricted Stock grants that are not intended to satisfy the requirements for "qualified performance-based compensation," in which case the requirements of Subsection (b) above shall not apply to such grants.

 SECTION 3.    THE END OF THE PERFORMANCE PERIOD

a.             A Performance Period ends at the earlier of the following:

               i. The time when all the pre-established Performance Objectives have been achieved, or

               ii. The end of the Performance Period (including for this purpose any extended period as described in Section 2(a) of this Article).

b. At the end of a Performance Period (including for this purpose any extended period as described in Section 2(a) of this Article), the following shall occur:

               i. The portion of the initial grant of Contingent Restricted Stock that has not been earned and converted into Performance-Based Restricted Stock shall be canceled.

               ii.  The Performance Supplement may be applied, as described in
                    Section 4 of this Article, if all the Performance Objectives were met within the basic Performance Period as described in
                    Section 2(a) of this Article, and

               iii. If the Subcommittee so determines, a new Performance Period shall begin, including the award of an initial grant of Contingent Restricted Stock applicable to the new Performance Period to Eligible Employees in accordance with this Article.

 SECTION 4.    THE PERFORMANCE SUPPLEMENT

a. If all the Performance Objectives are met within the basic Performance Period (excluding any extended period as described in Section 2(a) of this Article), immediately following the end of such Performance Period the Subcommittee shall apply the Performance Supplement. The Performance Supplement is a share multiplier between 0% and 50% used to supplement the shares of Performance-Based Restricted Stock previously earned and awarded to Eligible Employees under the Plan for the immediately concluded Performance Period in recognition of the Company's superior stockholder value creation.

b. To determine the Performance Supplement, the Total Stockholder Return during the elapsed Performance Period for the Company and for each company in the Comparison Group is measured. The TSR values are then ranked. Using the following table as an example, the Performance Supplement is determined as follows:


               Company TSR
             Rank Relative to               Performance
             Comparison Group               Supplement
             ----------------               -----------
                    1                           50%
                    2                           40%
                    3                           30%
                    4                           20%
                    5                           10%
                   6-11                          0%

               The Performance Supplement will be calculated based on linear interpolation of the Company's TSR between the company ranked number 1 (100/th/ percentile, with a Performance Supplement of 50%) and the company ranked at the median (50/th/ percentile, with a Performance Supplement of 0%). If the number of companies in the Comparison Group is different from the number used in the foregoing table, the percentages between 50% and 0% will be adjusted to take into account the number of companies in the Comparison Group.

c. If the TSR value for one or more companies from the Comparison Group is within one percentage point of the TSR value for the Company, the Performance Supplement percentages for such companies will be averaged with the Company's percentage to determine the Performance Supplement.

d. For each Eligible Employee, the Performance Supplement is multiplied by the number of shares of Contingent Restricted Stock that were earned and converted into Performance-Based Restricted Stock during the Performance Period, resulting in the grant of additional shares of Performance-Based Restricted Stock. The additional shares of Performance-Based Restricted Stock will be granted to the Eligible Employee as soon as practical after calculation and certification by the Subcommittee and will begin to vest according to the same schedule as other Performance-Based Restricted Stock as determined by the Subcommittee (for example, fifty percent on the first anniversary of the grant of the Performance-Based Restricted Stock pursuant to the Performance Supplement and fifty percent on the second anniversary of the grant).

 SECTION 5.    TERMINATION OF EMPLOYMENT PRIOR TO COMPLETION OF PERFORMANCE
               PERIOD

a. If, prior to the end of a Performance Period, a participant who has been granted Contingent Restricted Stock terminates Employment for one of the following reasons, but not for cause, the participant shall be entitled to receive a pro rata share (as described below) of Performance-Based Restricted Stock for the Performance Period:

          i.   Death,

          ii.  Total and permanent disability,

          iii. Termination of Employment with a right to an immediate retirement allowance under a Retirement Plan of the Company, or

          iv. Any other termination of Employment in connection with which the Subcommittee, in its sole discretion, determines that the participant should receive a pro rata share of Performance-Based Restricted Stock.

     Such a participant will be entitled to receive a conversion of the participant's Contingent Restricted Stock for the Performance Period into Performance-Based Restricted Stock as follows:

          i. If and when the Performance Objectives are attained during the Performance Period, the participant shall be entitled to receive a conversion of the participant's Contingent Restricted Stock as if the participant had continued in Employment, provided that the total number of shares of Performance-Based Restricted Stock that the participant may receive during the Performance Period (including any shares previously received) shall not exceed the maximum amount described in subsection (ii) below. The remaining shares of Contingent Restricted Stock, if any, shall be forfeited.

          ii. The maximum number of shares of Performance-Based Restricted Stock that the participant may receive during the Performance Period (excluding any Performance Supplement under subsection
               (iii) below) shall be the number of shares of Contingent Restricted Stock awarded to the participant for the Performance Period, multiplied by a fraction, the numerator of which is the number of full months during which the participant was employed during the Performance Period and the denominator of which is the number of months in the Performance Period (for this purpose, the Performance Period shall be the basic Performance Period as described in Section 2(a) of this Article III, unless the participant's termination occurs within the extended period described in that Section). However, if the number of shares of Performance-Based Restricted Stock previously received by the participant before his or her termination of Employment exceeds the maximum number of shares computed above, the participant shall not be required to return any such shares to the Company.

          iii. In addition to the foregoing, at the end of the Performance Period, if a Performance Supplement is payable for the Performance Period, the participant will be entitled to receive a Performance Supplement with respect to the Performance-Based Restricted Stock earned and awarded to the participant for the Performance Period.

          iv. Any Performance-Based Restricted Stock received by a participant after termination of employment shall vest according to the vesting schedule established by the Subcommittee pursuant to
               Section 6 of this Article III as if the participant's Employment with the Company had continued.

b. If, prior to the end of a Performance Period, a participant who has been granted Contingent Restricted Stock terminates Employment for cause or for any other reason not described in Subsection (a) above, all Contingent Restricted Stock held on behalf of the participant shall be forfeited.

c. If a participant transfers employment to an Affiliate, the participant will be entitled to receive a pro rata share of Performance-Based Restricted Stock for the Performance Period as described in Subsection (a) above. The participant's Performance-Based Restricted Stock shall vest during the participant's Employment with the Company and its Affiliates, as described in Section 6(f) of this Article III.

SECTION 6.     VESTING OF PERFORMANCE-BASED RESTRICTED STOCK

a. The Subcommittee shall determine the vesting schedule for Performance-Based Restricted Stock at the beginning of the Performance Period. Unless the Subcommittee determines otherwise, Performance-Based Restricted Stock shall become vested fifty percent on the first anniversary and fifty percent on the second anniversary after its conversion from Contingent Restricted Stock, if the Eligible Employee remains in Employment during each period.

b. Dividends accrue on shares of Performance-Based Restricted Stock during the vesting period and are invested in additional shares of Performance-Based Restricted Stock, which become vested simultaneously with the underlying shares.

c. During the period in which Performance-Based Restricted Stock is not vested, such stock shall be non-transferable and may not be pledged or otherwise encumbered. Each certificate for a share of Performance-Based Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the grant. The participant shall be entitled to have the legend removed from the stock certificate covering the shares when all restrictions on such shares have lapsed. The Subcommittee may determine that the Company will not issue certificates for shares of Performance-Based Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Performance-Based Restricted Stock until all restrictions on such shares have lapsed.

d. If a participant's Employment terminates for one of the following reasons, but not for cause, before a grant of Performance-Based Restricted Stock has vested, the participant's non-vested shares of Performance-Based Restricted Stock shall continue to vest according to the applicable vesting schedule as if the participant's Employment with the Company had continued:

          i.   Death,

          ii.  Total and permanent disability,

          iii. Termination of Employment with a right to an immediate retirement allowance under a Retirement Plan of the Company, or

          iv. Any other termination of Employment in connection with which the Subcommittee, in its sole discretion, determines that the participant's Performance-Based Restricted Stock should continue to vest.

e. If a participant terminates Employment within any vesting period following the grant of Performance-Based Restricted Stock for cause or for any other reason not described in Subsection (d) above, all of the participant's non-vested Performance-Based Restricted Stock shall be forfeited.

f. If a participant transfers employment to an Affiliate, the participant's Performance-Based Restricted Stock shall not be forfeited and the participant's Performance-Based Restricted Stock shall continue to vest during the participant's employment with the Company and its Affiliates. If the participant's employment with the Company and its Affiliates subsequently terminates under circumstances that would require forfeiture of the Performance-Based Restricted Stock pursuant to Subsection (e) above, the participant's non-vested Performance-Based Restricted Stock shall be forfeited.


SECTION 7.     CHANGE OF CONTROL

 a. In the event of a Change of Control, each participant's Contingent Restricted Stock for the next Performance Objective level shall be converted pro rata into Performance-Based Restricted Stock based on the Company's progress to the next Performance Objective level as of the date of the Change of Control. The Performance-Based Restricted Stock received upon such conversion shall be fully vested. The remaining shares of Contingent Restricted Stock, if any, shall be forfeited.

b. Additionally, the Performance Supplement will be calculated and applied as of the effective date of the Change of Control, using the stock price on the effective date of the Change of Control, assuming the Change of Control occurs during the basic Performance Period (and not during an extended period as described in Section 2(a) of this Article). The Performance-Based Restricted Stock received pursuant to the Performance Supplement shall be fully vested.

c. All Performance-Based Restricted Stock and Stock Options will become immediately vested upon the occurrence of a Change of Control.

d. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Subcommittee determines otherwise, all outstanding Stock Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

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

e. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, no actions shall be taken under the Plan that would make the Change of Control ineligible for pooling of interests accounting treatment if, in the absence of such actions, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

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

                                  ARTICLE IV

                            MISCELLANEOUS PROVISIONS



 SECTION 1.    OPTION AND RESTRICTED STOCK LIMITS

a. The maximum number of shares of Common Stock for which Stock Options may be granted and which may be the subject of a grant of Performance-Based Restricted Stock (including, without limitation, awards pursuant to the conversion of Contingent Restricted Stock and awards pursuant to Performance Supplements) under the Plan is in the aggregate 6,000,000 shares (subject to adjustment as described in Section 2 of this Article). The shares shall be made available from authorized Common Stock, issued or unissued, or from Common Stock issued and held in the treasury of the Company, as shall be determined by the Subcommittee. Shares of Common Stock subject to Stock Options that terminate, expire or are canceled without having been exercised, or shares of Performance-Based Restricted Stock that are canceled, may again be subject to grant under the Plan.

b. No individual may be granted more than 300,000 shares of Performance-Based Restricted Stock (including, without limitation, awards pursuant to the conversion of Contingent Restricted Stock and awards pursuant to Performance Supplements) and/or Stock Options, regardless of the combination, in any calendar year.

 SECTION 2.    ADJUSTMENT IN TERMS OF AWARD

               In the event of a reorganization, recapitalization, stock split, stock dividend, distribution of assets other than pursuant to a normal cash dividend, combination of shares, merger, consolidation, rights offering, split-up, split-off, spin-off or any other change in the corporate structure or shares of the Company, the Subcommittee may, in its discretion, after consultation with the Chairman of the Board and the President, make appropriate adjustments to reflect such event in respect of (a) the limitations in Section 1 of this
Article IV, (b) the number of shares of Common Stock covered by, and the exercise price per share applicable to, outstanding Stock Options, and (c) the number of shares of Common Stock covered by outstanding awards of Contingent Restricted Stock or Performance-Based Restricted Stock. In the event that the Subcommittee, after consultation with the Chairman of the Board and the President, determines that, because of a change (other than a Change of Control) in the Company's

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business, operations, corporate structure, capital structure, assets or manner in which it conducts business, which it deems to be extraordinary and material, the terms of awards theretofore made are no longer suitable to the objectives which the Subcommittee sought to achieve when it made such awards, it may modify the terms of any or all of such awards in such manner as it may decide is advisable; provided, however, that no award may be modified in a manner which would be inconsistent with Section 162(m) of the Code, with respect to awards covered by Section 162(m), or the intent of Subsection 1(b) or Section 9 of this Article, or which would result in an increase in the shares of Performance-Based Restricted Stock.

 SECTION 3.    GOVERNMENTAL REGULATIONS

               The Plan and the grant and exercise of Stock Options and the award of Contingent Restricted Stock and Performance-Based Restricted Stock hereunder shall be subject to all applicable rules and regulations of governmental or other authorities. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and grants under the Plan to covered executives comply with the applicable provisions of Section 162(m) of the Code, except as provided in Section 2(f) of Article III. To the extent that any legal requirement of
Section 16 of the Exchange Act or Section 162(m) of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) of the Code, that Plan provision shall cease to apply. The Subcommittee may revoke any grant if it is contrary to law or modify a grant to bring it into compliance with any valid and mandatory government regulation.

 SECTION 4.    NO GUARANTY OF EMPLOYMENT

               The grant of a Stock Option or award of Contingent Restricted Stock or conversion to Performance-Based Restricted Stock under the Plan shall not confer upon a recipient any right to continue in the employ of the Company nor shall it interfere with or restrict in any way the right of the Company to discharge an Eligible Employee at any time for any reason, with or without good cause.

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

 SECTION 5.    RELATION TO BENEFIT PLANS

               Stock Options, Contingent Restricted Stock, Performance-Based Restricted Stock and dividends on Performance-Based Restricted Stock will not be considered as compensation for the purpose of any other benefit plans maintained by the Company.

 SECTION 6.    ASSIGNMENT OR TRANSFER

               Unless the Subcommittee determines otherwise, no Stock Option or share of Contingent Restricted Stock or Performance-Based Restricted Stock shall be assignable or transferable by an Eligible Employee otherwise than by will or the laws of descent and distribution.

 SECTION 7.    RIGHTS AS STOCKHOLDER

a. An Eligible Employee under the Plan shall have no rights of a holder of Common Stock by virtue of an award of Stock Options or Contingent Restricted Stock hereunder, unless and until he or she becomes entitled to have shares of Common Stock or Performance-Based Restricted Stock issued to him or her pursuant to the Plan.

b. An Eligible Employee who has received an award of Performance-Based Restricted Stock shall have the right to vote such stock. All dividends paid with respect to Performance-Based Restricted Stock shall be reinvested in additional shares of Restricted Stock, based on the Fair Market Value of Common Stock on the date the dividend is paid, and shall be subject to the same restrictions, including the date on which such restrictions lapse, as the shares of Performance-Based Restricted Stock with respect to which the dividends are paid. Stock received with respect to an award of Performance-Based Restricted Stock pursuant to a stock split, stock dividend, or other change in the capitalization of the Company will be held subject to the same restrictions on transferability that are applicable to such shares of Performance-Based Restricted Stock.

c. No Common Stock shall be issued or transferred in connection with any grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Subcommittee. The Subcommittee shall have the right to condition any grant hereunder on the participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock

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

     as the Subcommittee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

 SECTION 8.    WITHHOLDING TAXES

a. The Company shall have the right to withhold from salary or other compensation or to cause the employee (or the executor or administrator of his or her estate or his or her distributee) to make payment of any federal, state, local, or foreign taxes required to be withheld with respect to any exercise of a Stock Option or award or vesting or deemed vesting of Performance-Based Restricted Stock.

b. In the case of an exercise of Stock Options or the vesting of Performance-Based Restricted Stock, an Eligible Employee may elect to have the withholding obligation satisfied by having the Company withhold shares of Common Stock received upon the exercise of the Stock Option or the vesting of Performance-Based Restricted Stock, as the case may be.

 SECTION 9.    AMENDMENT AND DISCONTINUANCE OF THE PLAN

               The Subcommittee may amend or discontinue the Plan as it shall from time to time consider desirable, provided that:

a. No amendment shall, without further approval by the holders of a majority of the shares which are represented in person or by proxy and entitled to vote on the subject at a meeting of stockholders of the Company, change the terms of the Plan so as to increase the maximum number of shares upon which Stock Options may be granted or which may be issued upon a grant of Performance-Based Restricted Stock from the amounts described in Subsections 1(a) and (b) of this Article, reduce the minimum Stock Option price, or extend the maximum Stock Option period; and

b. No amendment, discontinuance, or termination shall deprive persons who hold shares of Contingent Restricted Stock or Performance-Based Restricted Stock, or who are entitled to exercise Stock Options pursuant to the terms and provisions of the Plan, of their rights with respect thereto.

c. If required by Section 162(m) of the Code, the Plan must be reapproved by the stockholders of the Company no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan.

 SECTION 10.   EFFECTIVE DATE

               The effective date of the Plan is February 19, 1998.

 SECTION 11.   TERM OF PLAN

               The Plan will terminate at the end of the third consecutive Performance Period (including for this purpose any extended period as described in Section 2(a) of Article III), unless terminated earlier by the Subcommittee.

 SECTION 12.   MISCELLANEOUS

               The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grants under this Plan. The participants shall in all respects be unsecured creditors of the Company. The validity, construction, interpretation and effect of the Plan and grant instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

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